UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 10, 2009
ALKERMES, INC.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	1-14131	23-2472830
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 Sidney Street Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code: (617) 494-0171
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 10, 2009, David A. Broecker, the Chief Executive Officer and President of Alkermes, Inc. (“Alkermes” or the “Company”), resigned as Chief Executive Officer and President, from the Board of Directors and from all other positions with Alkermes and its subsidiaries. Mr. Broecker’s employment with Alkermes will terminate effective December 31, 2009. Mr. Broecker did not resign due to any disagreements with Alkermes. In connection with Mr. Broecker’s resignation and his declining to stand for reelection to the Board of Directors at the Company’s upcoming annual meeting of shareholders, the Board voted to decrease the number of members of the Board of Directors from ten to nine.
     On September 10, 2009, Mr. Broecker and Alkermes entered into a Separation Agreement providing for, among other things, (i) the payment of severance (in the aggregate amount of $1,151,250) and continuation of benefits through June 30, 2011; (ii) the acceleration of vesting of stock options and restricted stock which would have vested through June 30, 2010 and an extension of time to exercise all outstanding stock options until the earlier of June 30, 2011 or the stated expiration date of the stock options; (iii) the execution of customary releases of liability and (iv) other customary terms and conditions. The Separation Agreement is filed as Exhibit 10.1 hereto.
     On September 10, 2009, the Board of Alkermes appointed Richard F. Pops as Chief Executive Officer and President of Alkermes effective immediately. Mr. Pops, who is 47 years old, has served as a director of the Company since February 1991 and served as the Company’s Chief Executive Officer from February 1991 until April 1, 2007 and since that time has served as the Chairman of the Board of Alkermes. Mr. Pops currently serves on the Board of Directors of Neurocrine Biosciences, Inc., CombinatoRx, Incorporated, Acceleron Pharma, Inc., Epizyme Inc., the Biotechnology Industry Organization (BIO), the Pharmaceutical Research and Manufacturers of America (PhRMA), and the New England Healthcare Institute. He is also a member of the Harvard Medical School Board of Fellows. There is no arrangement or understanding pursuant to which Mr. Pops was selected as Chief Executive Officer and President and there are no family relationships between Mr. Pops and the directors or executive officers of the Company. Since the beginning of the Company’s last fiscal year and except as disclosed in the Company’s definitive proxy statement or annual report on Form 10-K, Mr. Pops has not had any transactions (i) with Alkermes, (ii) with any of the Company’s directors, nominees for election as a director or executive officers, (iii) with any security holder who is known to Alkermes to own of record or beneficially more than five percent of any class of the Company’s voting securities, or (iv) with any member of the immediate family of any of the foregoing persons in amounts greater than $120,000, nor is there contemplation of any such transactions.
     On September 10, 2009, Mr. Pops and Alkermes entered into Amendment No. 2 (the “Amendment”) to his Employment Agreement (as amended to date, the “Employment Agreement”). The Amendment provides, among other things, the following changes to the Employment Agreement: (i) that Mr. Pops shall be Chief Executive Officer, President and Chairman of the Board until the termination of the Employment Agreement as provided therein; (ii) that Mr. Pops’ base salary and incentive compensation shall be determined annually by the Compensation Committee of the Board; (iii) that the severance payment for termination of Mr. Pops’ employment by the Company without cause or by Mr. Pops with good reason shall be in an amount equal to two times the total of his base salary plus the average of his annual incentive compensation for the two immediately preceding fiscal years and shall be paid over a period of 24 months; and (iv) other customary terms and conditions. The Amendment is filed as Exhibit 10.2 hereto.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement by and between Alkermes, Inc. and David A. Broecker, dated September 10, 2009.

10.2	Amendment No. 2 to Employment Agreement by and between Alkermes, Inc. and Richard F. Pops, dated September 10, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES, INC.
Date: September 11, 2009	By:	/s/ James M. Frates
James M. Frates
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1	Separation Agreement by and between Alkermes, Inc. and David A. Broecker, dated September 10, 2009.

10.2	Amendment No. 2 to Employment Agreement by and between Alkermes, Inc. and Richard F. Pops, dated September 10, 2009.

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